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                                                                   Exhibit 5.1


                     [Letterhead of Goulston & Storrs, P.C.]
                                January 26, 1999


Tweeter Home Entertainment Group, Inc.
40 Hudson Road
Canton, MA 02021

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a registration statement on Form S-1 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 2,875,000 shares of Common Stock, $.01 par value (the "Shares"), of Tweeter Home Entertainment Group, Inc., a Delaware corporation (the "Company"). The Shares are to be sold pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into among the Company, the selling stockholders named therein (the "Selling Stockholders"), and BT Alex. Brown, PaineWebber Incorporated, and Dain Rauscher Wessels, a division of Dain Rauscher Incorporated, as representatives of the several underwriters named in such Underwriting Agreement.

     We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion, and based thereon we are of the opinion that (i) the Shares to be offered by the Company are duly authorized and, when issued and sold by the Company in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable and (ii) the Shares to be offered by the Selling Stockholders are duly authorized, were validly issued, and are nonassessable.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the prospectus contained in the Registration Statement under the caption "Legal Matters."



                                    Very truly yours,


                                    /s/ Goulston & Storrs, P.C.
                                    ---------------------------
DRA/KS                                  Goulston & Storrs, P.C.